As filed with the Securities and Exchange Commission on June 21, 2006

REGISTRATION NO. 333-134570

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3310676
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

151 West 26th Street, 11th Floor

New York, NY 10001

(212) 244-4307

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Matthew C. Diamond

Chairman and Chief Executive Officer

151 West 26th Street, 11th Floor

New York, NY 10001

(212) 244-4307

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to each of:

Gina R. DiGioia, Esq.	Richard M. Graf
General Counsel	Katten Muchin Rosenman LLP
Alloy, Inc.	1025 Thomas Jefferson Street, NW
151 West 26th Street, 11th Floor	East Lobby, Suite 700
New York, NY 10001	Washington, DC 20007

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-134570) filed by Alloy, Inc. with the Securities and Exchange Commission on May 30, 2006, and amended by Amendment No. 1 filed on June 15, 2006 (the “Registration Statement”), is being filed for the limited purpose of making technical corrections to the Exhibit Index. The contents of the Registration Statement are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

See Exhibit Index on page II-3.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 21, 2006.

ALLOY, INC.
(Registrant)

By:	/S/ MATTHEW C. DIAMOND
Name:	Matthew C. Diamond
Title:	Chief Executive Officer and Chairman

In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ MATTHEW C. DIAMOND Matthew C. Diamond	Chief Executive Officer (Principal Executive Officer), Treasurer and Chairman	June 21, 2006

/s/ Gary Yusko Gary Yusko	Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2006

/S/ JAMES K. JOHNSON, JR. James K. Johnson, Jr.	President, Chief Operating Officer, (Principal Financial and Accounting Officer) and Director	June 21, 2006

* Samuel A. Gradess	Director	June 21, 2006

* Peter M. Graham	Director	June 21, 2006

*	Director	June 21, 2006
Edward A. Monnier

*	Director	June 21, 2006
Anthony Fiore

*	Director	June 21, 2006
Jeffrey Hollender

*	Director	June 21, 2006
Matthew L. Feshbach

* /S/ GINA R. DIGIOIA	Attorney-in-fact	June 21, 2006
Gina R. DiGioia

Exhibit Index

EXHIBIT NUMBER	DESCRIPTION

2.1	Distribution Agreement, dated as of December 9, 2005, between Alloy, Inc. and dELiA*s, Inc. (incorporated by reference from Amendment No. 6 to the dELiA*s, Inc. Registration Statement on Form S-1/A filed on December 12, 2005 (Registration No. 333-128153)).

2.2	Agreement and Plan of Merger, dated as of March 27, 2006, by and among Alloy, Inc., Alloy Acquisition Sub, LLC, Sconex, Inc., all of the Stockholders of Sconex, Inc. and Joshua J. Schanker, as representative of the Stockholders (incorporated by reference from Alloy’s Current Report on Form 8-K filed March 29, 2006).

4.1	Form of Common Stock Certificate (incorporated by reference from Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).

4.2	Warrant to Purchase Common Stock, dated as of November 26, 2001, issued by Alloy, Inc. to MarketSource Corporation (incorporated by reference from Alloy’s Current Report on Form 8-K filed December 11, 2001).

4.3	Warrant to Purchase Common Stock, dated as of January 28, 2002, issued by Alloy, Inc. to Fletcher International Ltd. (incorporated by reference from Alloy’s Current Report on Form 8-K/A filed February 1, 2002).

4.4	Warrant to Purchase Common Stock, dated as of November 1, 2002, issued by Alloy, Inc. to Alan M. Weisman (incorporated by reference from Alloy’s 2002 Annual Report on form 10-K filed May 1, 2003).

4.5	Form of 5.375% Global Convertible Senior Debenture due 2023 in the aggregate principal amount of $69,300,000 (incorporated by reference from Alloy’s Registration Statement on Form S-3 filed October 17, 2003 (Registration Number 333-109786)).

4.6	Indenture between Alloy, Inc. and Deutsche Bank Trust Company Americas, dated as of July 23, 2003 (incorporated by reference from Alloy’s Registration Statement on Form S-3 filed October 17, 2003 (Registration Number 333-109786)).

4.7	Stockholder Rights Agreement, dated as of April 14, 2003, between Alloy, Inc. and American Stock Transfer and Trust Company (incorporated by reference from Alloy’s Current Report of Form 8-K filed April 14, 2003).

4.8	Registration Rights Agreement, dated as of March 27, 2006, by and among Alloy, Inc., all of the Stockholders of Sconex, Inc. and Joshua J. Schanker, as representative of the Stockholders (incorporated by reference from Alloy’s Current Report on Form 8-K filed March 29, 2006).

4.9	First Supplemental Indenture between Alloy, Inc. and Deutsche Bank Trust Company Americas, dated as of September 26, 2005 (incorporated by reference from Alloy’s Annual Report on Form 10-K filed May 1, 2006).

4.10	Second Supplemental Indenture between Alloy, Inc. and Deutsche Bank Trust Company Americas, dated as of September 26, 2005 (incorporated by reference from Alloy’s Annual Report on Form 10-K filed May 1, 2006).

5.1*	Opinion of Katten Muchin Zavis Rosenman

23.1*	Consent of BDO Seidman, LLP, Independent Accountants.

23.2*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

*	previously filed